Exhibit 3.2
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEONARDO DRS, INC.
February 25, 2021
Leonardo DRS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: The name of the Corporation is Leonardo DRS, Inc. (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 8, 1968 under the name Diagnostic/Retrieval Systems, Inc. The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on July 17, 2009.
SECOND: This Amendment (the “Amendment”) to the Certificate was duly adopted in accordance with Section 228 and Section 242 of the DGCL by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.
THIRD: Article FOURTH of the Certificate is hereby amended by deleting Article FOURTH in its entirety and inserting in its place a new Article FOURTH to read as follows:
“FOURTH: The Corporation shall be authorized to issue 310,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
Immediately upon the filing of the Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each one (1) share of the Common Stock, par value $0.01 per share, issued and outstanding at the Effective Time shall automatically be changed, reclassified and converted into 1,450,000 validly issued, fully paid and non-assessable shares of Common Stock, without any further action by the holder thereof.”
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate of amendment on behalf of the Corporation this 25th day of February, 2021.

/s/ William J. Lynn III
William J. Lynn III
Chief Executive Officer
[Signature Page to Certificate of Amendment]